Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2017

Q4 2017 Financial Highlights

•	Revenue: $696.6 million

•	GAAP loss per share: $0.80

•	Non-GAAP earnings per share: $0.69

FY 2017 Financial Highlights

•	Revenue: $2.725 billion

•	GAAP earnings per share: $0.88

•	Non-GAAP earnings per share: $3.42

•	Cash flow from operations: $634.6 million

•	Cash and cash equivalents: $1.05 billion

MOUNTAIN VIEW, Calif. – Nov. 29, 2017 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2017.

For the fourth quarter of fiscal 2017, Synopsys reported revenue of $696.6 million, compared to $633.7 million for the fourth quarter of fiscal 2016. Revenue for fiscal year 2017 was $2.725 billion, an increase of 12.5 percent from $2.423 billion in fiscal year 2016.

“Synopsys reported another excellent fiscal year, with double-digit revenue and non-GAAP earnings growth. We saw revenue strength across the board, augmented by upside from hardware and IP, and an approximate $150 million increase in non-cancellable backlog,” said Aart de Geus, chairman and co-CEO of Synopsys. “Our EDA and IP products are essential for customers building chips to bring about the Digital Intelligence age. In addition, we are making great progress in scaling our software security platform both organically and through the recently announced planned acquisition of Black Duck Software. Overall, we continued to drive long-term shareholder value by balancing our investment priorities while executing $400 million in share repurchases during fiscal year 2017.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net loss for the fourth quarter of fiscal 2017 was $120.1 million, or $0.80 per share, compared to net income of $72.7 million, or $0.47 per share, for the fourth quarter of fiscal 2016. Fourth quarter fiscal 2017 and fiscal year 2017 results include a one-time tax expense impact of $166 million resulting from the repatriation of approximately $825 million of offshore cash, initiated in the fourth quarter. GAAP net income for fiscal year 2017 was $136.6 million, or $0.88 per share, compared to $266.8 million, or $1.73 per share, for fiscal year 2016.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2017 was $106.5 million, or $0.69 per share, compared to non-GAAP net income of $119.1 million, or $0.77 per share, for the fourth quarter of fiscal 2016. Non-GAAP net income for fiscal year 2017 was $529.1 million, or $3.42 per share, compared to non-GAAP net income of $466.8 million, or $3.02 per share, for fiscal year 2016. Reconciliation between GAAP and non-GAAP results is provided below.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2018, which do not include any impact of future acquisition-related activities or costs. However, Synopsys provided certain full fiscal year 2018 targets which include and exclude the estimated impact of the impending acquisition of Black Duck Software, which remains subject to customary closing conditions, but is expected to close in December 2017. The estimated impact of the planned Black Duck Software acquisition is: revenue of approximately $55 million - $60 million, and GAAP EPS and non-GAAP EPS at the midpoint of the target ranges below of approximately $0.43 and $0.12 respectively.

The fiscal year targets include the impact of an extra week in fiscal year 2018, and a revenue shift due to a hardware shipment, for which revenue was originally expected in fiscal year 2018 but recognized late in the fourth quarter of fiscal year 2017.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2018 Targets:

•	Revenue: $740 million - $765 million

•	GAAP expenses: $625 million - $641 million

•	Non-GAAP expenses: $560 million - $570 million

•	Other income (expense), net: ($1 million) - $1 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.62 - $0.70

•	Non-GAAP earnings per share: $0.98 - $1.02

Full Fiscal Year 2018 Targets:

•	Revenue: $2.88 billion - $2.91 billion, or $2.820 billion - $2.855 billion, excluding Black Duck

•	Other income (expense), net: ($6 million) – ($2 million)

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $2.24 - $2.38, or $2.68 - $2.80 excluding Black Duck

•	Non-GAAP earnings per share: $3.46 - $3.53, or $3.58 - $3.65 excluding Black Duck

•	Cash flow from operations: approximately $500 million - $550 million, which includes the impact of approximately $105 million of one-time cash payments associated with the fiscal fourth quarter repatriation of offshore cash, and a Hungarian tax dispute.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) a material tax impact resulting from the repatriation of offshore cash, and (vii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Notwithstanding the foregoing, in the fourth quarter of fiscal year 2017, a repatriation of approximately $825 million of offshore cash resulted in a $166 million tax expense that we are treating as separate from the 19% normalized tax rate as the repatriation is an unusual and infrequent event. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as in Item 2.02 of the Current Report on Form 8-K filed on November 29, 2017 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Fourth Quarter and Fiscal Year 2017 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income (loss) and earnings (loss) per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2017 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
GAAP net income (loss)	$(120,082)	$72,697	$136,563	$266,826
Adjustments:
Amortization of intangible assets	24,197	29,067	107,723	129,625
Stock compensation	28,597	25,540	108,294	97,583
Acquisition-related costs	3,627	2,981	9,880	9,949
Restructuring charges	5,548	6,646	36,586	9,633
Legal matters	(30,400)	—	7,600	—
Tax impact of repatriation	166,152	—	166,152	—
Tax adjustments	28,872	(17,872)	(43,721)	(46,781)

Non-GAAP net income	$106,511	$119,059	$529,077	$466,835

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
GAAP net income (loss) per share (1)	$(0.80)	$0.47	$0.88	$1.73
Adjustments:
Amortization of intangible assets	0.16	0.19	0.70	0.84
Stock compensation	0.20	0.17	0.70	0.63
Acquisition-related costs	0.03	0.02	0.06	0.07
Restructuring charges	0.04	0.04	0.24	0.06
Legal matters	(0.20)	—	0.05	—
Tax impact of repatriation	1.07	—	1.07	—
Tax adjustments	0.19	(0.12)	(0.28)	(0.31)

Non-GAAP net income per share (1)	$0.69	$0.77	$3.42	$3.02

Shares used in computing per share amounts: (1)
Basic - GAAP net loss	150,448	n/a	n/a	n/a
Diluted - Non-GAAP adjustments & net income	154,543	154,331	154,874	154,721

(1)	We provide both basic weighted-average outstanding shares and fully diluted weighted-average outstanding shares in net income (loss) per share calculation in the reconciliation of earnings per share amounts. If there is a GAAP net loss in a reporting period, we are required to use basic weighted-average outstanding shares to compute net loss per share to prevent anti-dilutive effect while we use fully diluted weighted-average outstanding shares to compute per share non-GAAP adjustments and net income.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2018 Targets

Including Black Duck Impact

(in thousands, except per share amounts)

	Range for Three Months Ending January 31, 2018 (1)(2)
	Low	High
Target GAAP expenses	$625,000	$641,000
Adjustments:
Estimated impact of amortization of intangible assets	(35,000)	(38,000)
Estimated impact of stock compensation	(30,000)	(33,000)

Target non-GAAP expenses	$560,000	$570,000

	Range for Three Months Ending January 31, 2018 (1)(2)
	Low	High
Target GAAP earnings per share	$0.62	$0.70
Adjustments:
Estimated impact of amortization of intangible assets	0.25	0.23
Estimated impact of stock compensation	0.21	0.19
Estimated impact of tax adjustments	(0.10)	(0.10)

Target non-GAAP earnings per share	$0.98	$1.02

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2018 Targets

Including Black Duck Impact

	Range for Fiscal Year Ending October 31, 2018 (1)(2)
	Low	High
Target GAAP earnings per share	$2.24	$2.38
Adjustments:
Estimated impact of amortization of intangible assets	0.89	0.86
Estimated impact of stock compensation	0.87	0.83
Estimated impact of tax adjustments	(0.54)	(0.54)

Target non-GAAP earnings per share	$3.46	$3.53

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2018 Targets

Excluding Black Duck Impact

	Range for Fiscal Year Ending October 31, 2018 (1)
	Low	High
Target GAAP earnings per share	$2.68	$2.80
Adjustments:
Estimated impact of amortization of intangible assets	0.56	0.54
Estimated impact of stock compensation	0.86	0.83
Estimated impact of tax adjustments	(0.52)	(0.52)

Target non-GAAP earnings per share	$3.58	$3.65

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ first fiscal quarter has one extra week and will end on February 3, 2018. Fiscal year 2018 will end on November 3, 2018. For presentation purposes, we refer to the closest calendar month end.
(2)	The estimates of Black Duck impacts are preliminary and may vary once closed and once the purchase price allocation is completed.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 433010, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on Dec. 6, 2017. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2018 in February 2018. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter of fiscal year 2018 earnings call in February 2018, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal year 2018 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal year 2017 in its annual report on Form 10-K to be filed by December 27, 2017.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections titled “Financial Targets” and “GAAP to Non-GAAP Reconciliation” as well as statements and targets related to the expected closing of the acquisition of Black Duck Software. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: our ability to consummate the acquisition in a timely manner or at all; the satisfaction of the conditions precedent to consummation of the acquisition, including the ability to secure regulatory approvals in a timely manner or at all; our ability to operate or integrate Black Duck’s business and technologies with our own successfully; uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers and our dependence on a relatively small number of large customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to carry out our new product and technology initiatives; our ability to protect our proprietary technology; changes in accounting principles or standards; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; changes in our GAAP or non-GAAP tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; increased risks resulting from an increase in sales of our hardware products; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and in its Quarterly Report on Form 10-Q for fiscal quarter ended July 31, 2017. The information provided herein is as of November 29, 2017. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
Revenue:
Time-based products	$527,821	$483,162	$2,021,812	$1,910,902
Upfront products	74,894	79,652	338,204	248,137
Maintenance and service	93,929	70,905	364,864	263,493

Total revenue	696,644	633,719	2,724,880	2,422,532
Cost of revenue:
Products	108,221	92,946	413,203	346,825
Maintenance and service	42,254	26,691	164,872	94,019
Amortization of intangible assets	16,389	22,574	76,109	102,118

Total cost of revenue	166,864	142,211	654,184	542,962

Gross margin	529,780	491,508	2,070,696	1,879,570
Operating expenses:
Research and development	244,515	221,954	908,841	856,705
Sales and marketing	154,006	131,494	549,248	502,368
General and administrative	26,190	42,164	196,844	165,962
Amortization of intangible assets	7,808	6,493	31,614	27,507
Restructuring charges	5,548	6,646	36,586	9,633

Total operating expenses	438,067	408,751	1,723,133	1,562,175

Operating income	91,713	82,757	347,563	317,395
Other income (expense), net	8,213	(5)	35,535	12,153

Income before income taxes	99,926	82,752	383,098	329,548
Provision (benefit) for income taxes	220,008	10,055	246,535	62,722

Net income (loss)	$(120,082)	$72,697	$136,563	$266,826

Net income (loss) per share:
Basic	$(0.80)	$0.48	$0.91	$1.76
Diluted	$(0.80)	$0.47	$0.88	$1.73

Shares used in computing per share amounts:
Basic	150,448	151,681	150,457	152,017

Diluted	150,448	154,331	154,874	154,721

(1)	Synopsys’ fourth quarter of fiscal year 2017 and 2016 ended on October 28, 2017 and October 29, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2017	October 31, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$1,048,356	$976,620
Short-term investments	—	140,695

Total cash, cash equivalents and short-term investments	1,048,356	1,117,315
Accounts receivable, net	451,144	438,873
Income taxes receivable and prepaid taxes	48,257	56,091
Prepaid and other current assets	134,836	104,659

Total current assets	1,682,593	1,716,938
Property and equipment, net	266,014	257,035
Goodwill	2,706,974	2,518,245
Intangible assets, net	253,843	266,661
Long-term prepaid taxes	20,157	13,991
Long-term deferred income taxes	243,989	281,926
Other long-term assets	222,844	185,569

Total assets	$5,396,414	$5,240,365

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$499,846	$401,451
Accrued income taxes	39,811	22,693
Deferred revenue	1,064,528	1,085,802
Short-term debt	9,924	205,000

Total current liabilities	1,614,109	1,714,946
Long-term accrued income taxes	33,239	39,562
Long-term deferred revenue	83,252	79,856
Long-term debt	134,063	—
Other long-term liabilities	252,027	210,855

Total liabilities	2,116,690	2,045,219
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,445 and 151,454 shares outstanding, respectively	1,505	1,515
Capital in excess of par value	1,622,429	1,644,675
Retained earnings	2,143,873	1,947,585
Treasury stock, at cost: 6,817 and 5,811 shares, respectively	(426,208)	(294,052)
Accumulated other comprehensive income (loss)	(65,979)	(104,577)

Total Synopsys stockholders’ equity	3,275,620	3,195,146
Non-controlling interest	4,104	—

Total stockholders’ equity	3,279,724	3,195,146

Total liabilities and stockholders’ equity	$5,396,414	$5,240,365

(1)	Synopsys’ fiscal year 2017 and 2016 ended on October 28, 2017 and October 29, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$136,563	$266,826
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	189,442	207,032
Stock compensation	108,294	97,583
Allowance for doubtful accounts	2,149	950
(Gain) loss on sale of investments	8	(18)
Write-down of long-term investments	1,300	—
Deferred income taxes	123,052	(14,037)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	2,296	(43,269)
Prepaid and other current assets	(28,955)	(37,641)
Other long-term assets	(40,236)	(3,770)
Accounts payable and accrued liabilities	137,631	18,977
Income taxes	19,665	7,098
Deferred revenue	(16,644)	86,904

Net cash provided by operating activities	634,565	586,635

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	295,633	156,350
Purchases of short-term investments	(155,098)	(168,712)
Proceeds from sales of long-term investments	839	1,785
Purchases of long-term investments	—	(1,002)
Purchases of property and equipment	(70,328)	(66,909)
Cash paid for acquisitions and intangible assets, net of cash acquired	(259,202)	(60,056)
Capitalization of software development costs	(3,226)	(4,131)
Other	2,100	—

Net cash used in investing activities	(189,282)	(142,675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	320,000	185,000
Repayment of debt	(380,625)	(185,000)
Issuances of common stock	126,337	125,283
Payments for taxes related to net share settlement of equity awards	(36,730)	(26,562)
Purchase of equity forward contract	(20,000)	—
Purchases of treasury stock	(380,000)	(400,000)
Other	(2,102)	(5,658)

Net cash used in financing activities	(373,120)	(306,937)
Effect of exchange rate changes on cash and cash equivalents	(427)	3,409

Net change in cash and cash equivalents	71,736	140,432
Cash and cash equivalents, beginning of the year	976,620	836,188

Cash and cash equivalents, end of the period	$1,048,356	$976,620

(1)	Synopsys’ fiscal year 2017 and 2016 ended on October 28, 2017 and October 29, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.